UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2009

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd. Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On July 15, 2009, the Board of Directors (the “Board”) of Buckeye GP LLC, the general partner of Buckeye Partners, L.P. (“Buckeye”), approved a comprehensive reorganization of Buckeye’s operations. In early 2009, Buckeye began a “best practices” review of its business processes and organizational structure to identify improved efficiencies and cost savings in response to rapidly changing needs in the energy markets. This review culminated in the approval of an organizational restructuring by the Board.

The organizational restructuring includes a workforce reduction of approximately 260 employees, or nearly 25% of Buckeye’s workforce. The program will commence immediately and is expected to be substantially completed by the end of 2009. From June 18 to June 29, 2009, Buckeye offered certain eligible employees the option of enrolling in a voluntary early retirement program, of which 85 employees accepted. The remaining affected positions were eliminated involuntarily. The restructuring also will include the relocation of some employees consistent with the goals of the reorganization.

In connection with this organizational restructuring, Buckeye expects to incur charges to income in 2009 that are estimated to be $30-34 million. Buckeye expects to incur cash expenditures in 2009 in connection with the restructuring that are estimated to be $32-36 million. A portion of the retirement obligations included in the estimated cash expenditures were previously accrued in Buckeye’s financial statements.

Buckeye estimates that the total charges to income in 2009 in connection with the restructuring will include approximately $15 million for severance payments and approximately $7 million for retirement benefits under the Buckeye Pipe Line Services Company Retirement Income Guarantee Plan.

Item 2.06                                             Material Impairments.

On July 15, 2009, the Board approved Buckeye’s recording a non-cash charge in the second quarter of 2009 for a material impairment to its natural gas liquids pipeline system that spans from Wattenberg, Colorado to Bushton, Kansas. This decision was made in response to significant volume losses to a competitive pipeline system. Buckeye estimates that the non-cash charge will be approximately $65-75 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	WILLIAM H. SCHMIDT, JR
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: July 20, 2009